UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2007

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-122005

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 101 – 4837 Canyon Ridge Crescent, Kelowna, British Columbia, V1W 4A1, Canada

(Address of principal executive offices and Zip Code)

(250) 764-9701

Registrant’s telephone number, including area code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2007, we entered into stock option agreements with our directors, officers and employees, granting them the right to purchase a total of 770,000 shares of our common stock. The options are exercisable at a price of $3.00 per share until February 8, 2017.

The options will vest in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

On February 8, 2007, we granted stock options to 6 of our directors, officers and employees entitling them to purchase an aggregate of 770,000 shares of our common stock. The options are exercisable at a price of $3.00 per share until February 8, 2017. The options are subject to vesting provisions as set forth in each of the stock option agreements. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 7.01.	Regulation FD Disclosure

On February 12, 2007, we issued a News Release announcing our strategic vision for growth by discovering and developing cutting-edge drugs against solid tumors.

Item 9.01.	Financial Statements and Exhibits.
10.1	Form of Stock Option Agreement
99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

By: /s/ Harvey Lalach

Harvey Lalach

President

Date: February 22, 2007

CW1080743.1